EXHIBIT 32.1

Certification

I, Don M. Bailey, President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2012

/s/ DON M. BAILEY
Don M. Bailey,
President and Chief Executive Officer